UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                         ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) July 24, 2003


                                     0-13063
                            (Commission File Number)


                         ------------------------------


                          SCIENTIFIC GAMES CORPORATION
             (Exact name of registrant as specified in its charter)


             Delaware                                        81-0422894
     (State of Incorporation)                              (IRS Employer
                                                        Identification Number)


                 750 Lexington Avenue, New York, New York 10022
              (Address of registrant's principal executive office)


                                 (212) 754-2233
                         (Registrant's telephone number)


                         ------------------------------

ITEM 5.  Other Events and Required FD Disclosure.

      Scientific Games Corporation (the "Company") announced on July 24, 2003 that it expects to revise its previously filed financial statements for the fiscal year ended October 31, 2000 and subsequent periods through December 31, 2002. These expected revisions arise from the acquisition of Scientific Games Holdings Corp. by the Company (then known as Autotote Corporation) in September 2000. The revisions will capitalize a portion of the net operating loss carryforward (the "NOL") as a deferred tax debit with a corresponding reduction in goodwill in prior periods rather than recognizing that portion of the NOL in the fourth quarter of 2002, as originally reported, along with related adjustments. These expected restatements are non-cash adjustments that have no effect on the Company's previously reported revenues or EBITDA (earnings before interest, taxes, depreciation and amortization), nor do they have any effect on revenues, EBITDA or net income for fiscal 2003 and future years.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   SCIENTIFIC GAMES CORPORATION


                                   By: /s/ DeWayne E. Laird
                                      --------------------------------------
                                      Name:  DeWayne E. Laird
                                      Title: Vice President and Chief Financial
                                             Officer

Date:  August 1, 2003